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                                                                    EXHIBIT 2(1)


                                 AMENDMENT NO. 2
                                       TO
                          AGREEMENT AND PLAN OF MERGER


         This AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER (this "AMENDMENT"), is made and entered into as of this 31st day of March, 2001, by and among XERTAIN, INC., a Delaware corporation (the "COMPANY"), INNOVATIVE GAMING CORPORATION OF AMERICA, a Minnesota corporation ("PURCHASER"), and IGCA ACQUISITION CORP., a Minnesota corporation and wholly owned subsidiary of Purchaser ("MERGER SUB").

                               W I T N E S S E T H

         WHEREAS, the parties hereto have entered into the certain Agreement and Plan of Merger, dated as of October 12, 2000, as amended by that certain Amendment No. 1 to Agreement and Plan of Merger, dated as of December 20, 2000 (as amended, the "AGREEMENT"), pursuant to which the Company will be merged, subject to the terms and conditions contained in the Agreement, with and into Merger Sub in accordance with the laws of the States of Minnesota and Delaware;


         WHEREAS, the parties hereto have agreed to amend certain of the provisions of the Agreement in accordance with Section 10.2 thereof.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby amend the Agreement as follows:

                                    ARTICLE I
                                   AMENDMENTS

         AMENDMENTS TO ARTICLE VII OF THE AGREEMENT. Section 9.1(b)(i) of the Agreement is hereby amended in its entirety and replaced with the provision set forth below:

         "(i) the Merger shall not have been consummated on or prior to June 30, 2001 (unless such date is extended by the mutual agreement of each of the parties hereto), provided, however, that the right to terminate the Agreement pursuant to this Section 9.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;"

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                                   ARTICLE II
                          CERTAIN ADDITIONAL AGREEMENTS

         2.1 ENTIRE AGREEMENT. This Amendment, the Agreement and the documents or instruments referred to in the Agreement including, but not limited to, the Exhibits and Schedules attached thereto, which Exhibits and Schedules are incorporated therein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein or in the Agreement. This Amendment supersedes all prior agreements and the understandings between the parties with respect to the subject matter contained herein.

         2.2 DEFINED TERMS. Except as otherwise expressly provided, or unless the context otherwise requires, all capitalized terms used herein have the meanings ascribed to them in the Agreement.

         2.3 COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same document.

         2.4 RATIFICATION AND REAFFIRMATION OF AGREEMENT. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

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         IN WITNESS WHEREOF, Purchaser, Merger Sub and the Company have caused this Agreement to be signed and delivered by their respective duly authorized officers as of the date first above written.


                             INNOVATIVE GAMING CORPORATION OF AMERICA:



                             By:
                             ----------------------------------------------
                             Name:    Roland M. Thomas
                             ----------------------------------------------
                             Title:   Chief Executive Officer
                             ----------------------------------------------


                             IGCA ACQUISITION CORP.:



                             By:
                             ----------------------------------------------
                             Name:    Roland M. Thomas
                             ----------------------------------------------
                             Title:   Chief Executive Officer
                             ----------------------------------------------


                             XERTAIN, INC.:



                             By:
                             ----------------------------------------------
                             Name:    Roland M. Thomas
                             ----------------------------------------------
                             Title:   Chief Executive Officer
                             ----------------------------------------------


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